Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

Contact:

Aimee Punessen

Chief Marketing Officer

SVP, Public & Investor Relations

(615) 236-8329

aimee.punessen@franklinsynergy.com

FRANKLIN SYNERGY BANK ANNOUNCES PRICING OF $40 MILLION OF

FIXED-TO-FLOATING RATE SUBORDINATED NOTES

Franklin, Tenn. - March 30, 2016 – Franklin Financial Network, Inc. (NYSE: FSB), the parent company (the “Company”) of Franklin Synergy Bank (the “Bank”) today announced that it had priced $40 million principal amount of its fixed-to-floating rate Subordinated Notes due 2026 (the “Notes”). The Notes will initially bear interest at 6.875% per annum, payable semi-annually in arrears, to, but excluding, March 30, 2021, and, thereafter, payable quarterly in arrears, at an annual floating rate equal to three-month LIBOR as determined for the applicable quarterly period, plus a spread of 5.636%. The Notes were issued at a price of 100% of the principal amount thereof.

The Company intends to use the net proceeds from the offering, in part, to pay down a line of credit, which the Company used on March 25, 2016, to redeem the outstanding shares of Series A Preferred Stock issued to the U.S. Treasury for $10 million pursuant to the Company’s participation in the Small Business Lending Fund program. The Company intends to use any remaining net proceeds from the sale of the Notes for general corporate purposes.

BofA Merrill Lynch is acting as the sole book-running manager for the Notes offering and Raymond James is acting as the lead manager.

The Notes will be issued pursuant to an effective shelf registration statement (File No. 333-208578) (including base prospectus) and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) and a final prospectus supplement to be filed with the SEC.

Copies of the preliminary prospectus supplement, the final prospectus supplement (when available) and accompanying base prospectus relating to the Notes offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained, by contacting BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com or Raymond James & Associates, Inc., Attention: Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716, or by telephone at (800) 248-8863 or email at prospectus@raymondjames.com.

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FSB Prices $40 Million of Fixed-to-Floating Rate Subordinated Notes

March 30, 2016

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of those securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein.

Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company’s wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $2.2 billion at December 31, 2015, the Bank currently operates through 12 branches in the demographically attractive and growing Williamson and Rutherford Counties within the Nashville metropolitan statistical area.

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